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                                                                     Exhibit 5.1




                             BASS, BERRY & SIMS PLC
                                Attorneys at Law
                ------------------------------------------------
                    A PROFESSIONAL LIMITED LIABILITY COMPANY

                AmSouth Center, 315 Deaderick Street, Suite 2700
                         Nashville, Tennessee 37238-3001
                                 (615) 742-6200



November 30, 2005


Community First, Inc.
501South James M. Campbell Boulevard
Columbia, Tennessee 38402

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as your counsel in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") relating to the Company's 2005 Stock Incentive Plan (the "Plan") filed by you with the Securities and Exchange Commission covering an aggregate of 450,000 shares (the "Shares") of common stock, no par value per share, issuable pursuant to the Plan.

         In so acting we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                                                   Very truly yours,



                                                   /s/ Bass, Berry & Sims PLC


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